UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Class A(2012-A) Notes. On May 10, 2013, the Discover Card Execution Note Trust (the “Note Issuance Trust”), as Issuer of the DiscoverSeries Class A(2012-A) Notes (the “Notes”), Discover Bank, as Depositor, Beneficiary, and Calculation Agent for the Note Issuance Trust, and the committed purchaser and purchaser of the Notes and their agent agreed to (i) increase the note purchase commitment to $750,000,000; (ii) extend the existing expected maturity date of the Notes to May 15, 2015; (iii) extend the existing expected principal payment date of the Notes to May 15, 2015; (iv) extend the existing termination date for the note purchase commitments to March 31, 2015; (v) extend the existing legal maturity date of the Notes to November 15, 2017; and (vi) extend the existing liquidation commencement date of the Notes to April 1, 2015. In connection with any increase in the outstanding dollar principal amount of the Notes, an interim expected maturity date and interim liquidation commencement date may be specified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: May 10, 2013	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer